Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

Spire Global, Inc.

8000 Towers Crescent

Drive Suite 1100

Vienna, Virginia 22182

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-260370; File No. 333-261186; and File No. 333-264001) of Spire Global, Inc., of our report dated March 31, 2022 with respect to the consolidated financial statements of exactEarth Ltd. as of and for the year ended October 31, 2021, appearing in this Current Report on Form 8-K of Spire Global, Inc.

/s/ Macias Gini & O’Connell LLP

Macias Gini & O’Connell LLP

San Francisco, California

November 30, 2022